                                                                  EXHIBIT 8(a)-2


                                                                      SCHEDULE A



                      BOSTON SAFE DEPOSIT AND TRUST COMPANY


                              CUSTODY FEE SCHEDULE



A.   Transaction Charges:(Domestic)

        DTC, FBE                                $ 8.00 per trade
        PTC, Muni Book Entry                    $10.00 per trade
        Physical                                $30.00 per trade
        Paydowns                                $ 5.00 per Paydown
        Time Deposit/Mutual Fund                $30.00 per trade
          (Other than Dreyfus)
        Options: (open, close)                  $25.00 per trade
        Options: (exercised, expired)           $10.00 per trade


B.      Earnings credits:

        Earnings credits will be provided on 90% of idle U.S. dollar balances at an annualized rate equal to the 90 day U.S. Treasury Bill rate for the period. If the earnings credit exceeds the total custody bill in a given month, the excess earnings credit will be carried forward and can be used to offset future custody bills. If the earnings credit is less than the custody bill in a given month plus any previous excess earnings credit, then an invoice will be due for that amount. Earnings credits will be used exclusively to offset custody bills.

                                                                      SCHEDULE A
                                                                     (continued)



                      BOSTON SAFE DEPOSIT AND TRUST COMPANY

                           GLOBAL CUSTODY FEE SCHEDULE


C.      Global Safekeeping:

        1. EUROCLEAR/CEDEL/FIRST CHICAGO CLEARING CORP.: The Trust shall pay the Custodian the following transaction charge for assets held through Euroclear/Cedel at the end of each month:

                               $30 per transaction

        2. Global Safekeeping - Group I, Group II, Group III, Group IV, Group V and Group VI Markets:

                The Trust shall pay the Custodian the following transaction charges with respect to the Group listed below.

                Group I   Transactions          $35.00 per transaction
                Group II  Transactions          $40.00 per transaction
                Group III Transactions          $50.00 per transaction
                Group IV  Transactions          $60.00 per transaction
                Group V   Transactions          $70.00 per transaction
                Group VI  Transactions          $85.00 per transaction

                *Third Party F/X                $20.00 per FX

--------

        * A Third Party F/X is one in which Boston Safe is not the currency broker. This charge will be assessed only on transactions where funds are actually transferred.

                Reimbursable out-of-pocket expenses will be added to each monthly invoice and will include, but not be limited to, such customary items as telephone, wire charges ($5.00 per wire), stamp duties, securities registration, postage, courier services and duplication charges.

                                                                      SCHEDULE A
                                                                     (continued)

                                 COUNTRY GROUPS


GROUP I              GROUP II                GROUP III            GROUP IV
-------              --------                ---------            --------
Australia            Belgium                 Austria              Argentina
Canada               Denmark                 Finland              Czech Republic
Germany              France                  Hong Kong            Philippines
Japan                Ireland                 Israel               Sri Lanka
                     Italy                   Malaysia             Taiwan
                     Netherlands             Mexico               Turkey
                     New Zealand             Norway
                     South Africa            South Korea
                     Spain                   Singapore
                     Sweden                  Thailand
                     Switzerland
                     United Kingdom

GROUP V              GROUP VI

Indonesia            Bangladesh
Luxembourg           Brazil
Peru                 China-Shanghai
Portugal             China Shenzhen
                     Colombia
                     Greece
                     Hungary
                     India
                     Jordan
                     Pakistan
                     Poland
                     Venezuela


                                       THE SIERRA VARIABLE TRUST

                                       BY:  /s/ F. Brian Cerini
                                          ---------------------------
                                       NAME:  F. Brian Cerini
                                       TITLE: President


                                       BOSTON SAFE DEPOSIT AND TRUST
                                       COMPANY


                                       BY:  /s/ Ellen M. Furlong
                                          ----------------------------
                                       NAME:  Ellen M. Furlong
                                       TITLE:  Vice President

Dated:  January 1, 1996

                                                        SUPPLEMENT TO SCHEDULE A
                                                   FOR THE SIERRA VARIABLE TRUST
                                                                   FUND OF FUNDS

                      BOSTON SAFE DEPOSIT AND TRUST COMPANY

                              CUSTODY FEE SCHEDULE

                                     for the
                    Sierra Variable Trust Income Portfolio
                    Sierra Variable Trust Value Portfolio
                    Sierra Variable Trust Balanced Portfolio
                    Sierra Variable Trust Growth Portfolio
                    Sierra Variable Trust Capital Growth Portfolio

A.   Account Maintenance Charge
     Per Month per account                  $100.00

B.   Transaction Charges:
     (Other than Sierra Mutual Funds and Boston Safe Repurchase Agreements)

        DTC, FEB                                   $  8.00    per trade
        PTC, Muni Book Entry                       $  10.00   per trade
        Physical                                   $  30.00   per trade
        Paydowns                                   $  5.00    per paydown
        Time Deposit/Mutual Fund                   $  30.00   per trade
        Options: (open, close)                     $  25.00   per trade
        Options: (exercised, expired)              $  10.00   per trade


C.   Earnings Allowance

     Earnings credits will be provided on 90% of idle US dollar balances at an annualized rate equal to the 90 day US Treasury Bill rate for the period. If the earnings credit exceeds the total custody bill in a given month, the excess earnings credit will be carried forward and can be used to offset future custody bills. If the earnings credit is less than the custody bill in a given month plus any pervious excess earnings credit, then an invoice will be due for that amount. Earnings credits will be used exclusively to offset custody bills.

                                       THE SIERRA VARIABLE TRUST

                                       BY:   /s/ F. Brian Cerini
                                          ---------------------------
                                       NAME:   F. Brian Cerini
                                       TITLE:  President

                                       BOSTON SAFE DEPOSIT AND TRUST
                                       COMPANY

                                       BY:    /s/ Christopher Healy
                                          ---------------------------
                                       NAME:   Christopher Healy
                                       TITLE:  Vice President

Dated: May 1, 1997

                                   SCHEDULE C


                       FUNDS OF THE SIERRA VARIABLE TRUST
                      COVERED UNDER THIS CUSTODY AGREEMENT
                              DATED JANUARY 1, 1996



Global Money Fund
Short Term High Quality Bond Fund
Short Term Global Government Fund
U.S. Government Fund
Corporate Income Fund
Growth and Income Fund
Growth Fund
Emerging Growth Fund
International Growth Fund

New Funds Effective May 1, 1997:

Income Portfolio
Value Portfolio
Balanced Portfolio
Growth Portfolio
Capital Growth Portfolio


                                       THE SIERRA VARIABLE TRUST

                                       By /s/ F. Brian Cerini
                                          ---------------------------
                                       Name:  F. Brian Cerini
                                       Title: President

                                       BOSTON SAFE DEPOSIT AND TRUST
                                       COMPANY

                                       By /s/ Christopher Healy
                                          ---------------------------
                                       Name:  Christopher Healy
                                       Title: Vice President



Dated: Effective May 1, 1997